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                                                                 EXHIBIT 10.5(c)

                 NETWORK DIRECT, INC. - AMERISHOP CORPORATION
                          SERVICE AGREEMENT ADDENDUM


The following amendments apply to the agreement signed October 1, 1987 between America's Buyers, Inc. (now known as AmeriShop Corporation (AC), a Delaware Corporation, and Network Direct, Inc. (NDI), a Kansas Corporation.

1. This agreement will be brought forward from its present term, due to expire June 1, 1996, and be extended to a new term to expire July 1, 1998. The term shall be automatically renewed for additional terms of one (1) year each, unless either party gives written notice of its intention to terminate the agreement at least ninety (90) days prior to the expiration of the then current term.

2. For re-negotiating a new agreement 11 months prior to the expiration of the current term of the NDI/AC agreement (June 1, 1995), NDI will pay AC a one time cash fee of $175,000 for consideration of this change.

3. AC has sole discretion over individual merchandise product markup. However, it will use its best efforts to price its merchandise available to NDI members at a level which will result in a 0% gross profit after all costs related to the sale are considered. Costs related to the sale include customer relations, refunds, costs of merchandise, freight, UPS, postage, forms, credit card fees, guarantee of savings payments, and any other directly related costs. AC will provide NDI a monthly report showing an analysis of the above costs.

4. AC will provide each NDI member with its standard extended warranty program.

5. AC will guarantee a maximum 10% busy signal ratio and a maximum two minute hold period on the telephone for all NDI members.

6. AC will provide NDI members with up to three free new car quotes a year at no charge. Each additional yearly quote can be charged to the NDI member at $5.00 each.

7. NDI agrees to pay AC $45.00 per NDI renewal. AC retains fulfillment rights for NDI members under this agreement. NDI retains ownership of these members for all purposes, including remarketing of other products or services.

8. Y-Account (those not approved for financing) will be payable to AC at 50% of the normal membership fees. These fees will be adjusted to actual percentage collection of principal balances received on Y-Accounts.

9. Hours of business for NDI members will be 9:00 a.m. - 12:00 midnight (Eastern Standard Time) Monday - Friday and 10:00 a.m. - 6:00 p.m. on Saturday.

10.     For each new membership, NDI will pay $97.50 to AC beginning on July
        1, 1995. The $97.50 membership fee will apply to the first 4,000 memberships in any 12 month period commencing from July 1, 1995.
        For any new memberships sold over 4,000 memberships in the aforementioned 12 month period NDI will pay to AC a fee of $57.50.
        This fee schedule will apply to each 12 month period of the 3 year term of the agreement with the new membership fee reverting back to $97.50 on July 1, 1996 and July 1, 1997 respectively.

11. All notices under this addendum shall be in writing and shall be sufficiently given and served upon the other party if given personally or mailed certified to AC: Joseph B. Preston, Chairman/CEO, AmeriShop Corporation; 3033 Orchard Vista Drive SE, Suite 308, Grand Rapids, MI 45946. If to NDI: Thomas D. Lyons, President, Network Direct Inc.; 5320 College Boulevard, Overland Park, KS 63211.

12. NDI, as part of its exclusive agreement with AC, agrees to not market any type of shopping service or package of services containing a shopping service for less than a $150.00 retail price during the term of this agreement.











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In witness whereof, the parties hereto have caused this agreement to be executed by their duly authorized officer on July 1, 1995.

                                            AMERISHOP CORPORATION
                                            A Delaware Corporation


Attest:  Mary Brooks                        By:  Joseph B. Preston
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         Mary Brooks                             Joseph B. Preston, Chairman/CEO


                                            NETWORK DIRECT, INC.
                                            A Kansas Corporation

Attest:  Kimberly Boyd                      By:  Thomas D. Lyons
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         Kimberly Boyd                           Thomas D. Lyons, President











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